SCHEDULE II
               INFORMATION WITH RESPECT TO
     TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
     SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                              SHARES PURCHASED        AVERAGE
               DATE           SOLD(-)                 PRICE(2)


COMMON STOCK-EARL SCHEIB

GAMCO INVESTORS, INC.
               5/13/96           45,000-             *DO
               5/01/96            1,300-            7.1875
               4/17/96            3,000-            6.7500
               4/16/96            2,000-            6.8125
               4/12/96            5,000-             *DO
               3/26/96           22,800-            6.3048
               3/25/96            4,000-            6.0000
               3/22/96            3,000-            6.2500
               3/21/96            2,000-            6.5000
               3/20/96            4,000-            6.3125
























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL
    OWNERSHIP.

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